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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)  October 7, 1996
                                                 ------------------

                                   PACCAR INC
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              (Exact Name of Registrant as Specified in Charter)



          Delaware                     0-6394                  91-0351110
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(State or Other Jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)



777 - 106th Avenue, N.E., Bellevue, WA                             98004
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(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code (206)455-7400
                                                   -------------

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

See the Press Release dated October 7, 1996, which is attached as Exhibit A hereto and incorporated by this reference.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 PACCAR Inc
                                   ---------------------------------------------
                                                (Registrant)


Date  October 7, 1996              By     /s/  G. D. Hatchel
     -------------------             -------------------------------------------
                                              (Signature)
                                    G. D. Hatchel
                                    Vice President and Controller

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                                                              Stephen J. Buckner
                                                                  (206) 455-7885

FOR IMMEDIATE RELEASE

                        PACCAR makes offer to acquire DAF

Bellevue, Washington, October 7, 1996 -- PACCAR Inc and DAF Trucks N.V., a Netherlands corporation, announced today that PACCAR has made an offer to purchase all of the shares of DAF for NLG 933 Million ($543 Million). The offer has received an affirmative recommendation by DAF's Board of Management and its Supervisory Board and will be sent to DAF's shareholders. If accepted by the Shareholders, the transaction is expected to close before the end of 1996.
Under the terms of the offer, DAF will continue to operate as an independent subsidiary, retaining its present management, employees and production facilities. The managements of PACCAR and DAF believe that the acquisition will enhance the profitability of both companies and will allow each to benefit from the strengths of the other.

The acquisition will solidify PACCAR's position as one of the top three heavy-duty truck manufacturers in the world. Charles M. Pigott, Chairman and Chief Executive Officer, stated, "This offer demonstrates PACCAR's commitment to being a global leader in the heavy-duty commercial truck market. Both companies share a common business philosophy, i.e. building the highest quality products in a cost-effective manner to satisfy customers' transportation requirements. The combination of PACCAR and DAF will enable us to utilize the technological resources available in the two major truck markets and to lower costs due to

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increased efficiencies and economies of scale.  Our goal is to continue steady and profitable market share growth as well as expand our presence into additional markets that present opportunities for quality products. This transaction is beneficial for both of the companies and for employees, shareholders, and customers."

There are significant long-term synergies which arise from the combination of these two companies and their respective technological and financial resources. The two companies share many common suppliers and expect to be able to realize savings from the integration of purchasing requirements and rationalization of the supplier base. There is little overlap between the primary geographic markets of the two companies, and the product lines are complementary.

                                     PACCAR

PACCAR is the global leader in quality, heavy-duty on- and off-road Class 8 trucks and has been one of the most consistently profitable truck manufacturers in the world. In 1995, PACCAR produced over 54,000 vehicles under the Kenworth, Peterbilt, and Foden nameplates and had Net Sales of $4.6 billion, Net Income of $253 million and Return on Equity of 21.5%. Net Sales for the first half of 1996 were $2.1 billion and Net Income for the same period was $98 million (before non-recurring costs of $11 million after-tax). PACCAR manufactures trucks in four factories in the U.S., with additional truck manufacturing facilities in

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Australia, Mexico, and the United Kingdom.  The design and production facilities in the U.S., Australia and the U.K. are certified to meet ISO 9001 quality standards, and Mexico's certification should be completed before year end. PACCAR's primary market is North America, where it has an increasing retail market share of over 20% of the heavy-duty truck market. Its principal products are conventional (bonneted) trucks. In addition, PACCAR is the market share leader in Australia and Mexico and has a 20% market share in South Africa.
PACCAR also exports to the Middle East, South America and Far East markets.
Foden Trucks is a major supplier to the U.K. military. PACCAR has had good growth in its medium-duty Class 6/7 truck sales in North America.

                                       DAF

DAF sold over 25,000 medium and heavy-duty trucks in 1995, with Net Sales of NLG
2.9 billion ($1.7 billion) and Net Profit of NLG 164 million ($95 million). Net Sales for the first half of 1996 were NLG 1.5 billion ($870 million) and Net Profit for the same period was NLG 80 million ($47 million). DAF is a vertically-integrated manufacturer, producing its own engines and axles, and its primary products are cab-over-engine (COE) trucks. DAF has factories in the Netherlands and Belgium, and is the exclusive distributor in Europe for medium-duty trucks manufactured by Leyland in the U.K. DAF has continued to increase its market share in the European Community and has an 8.8% share of the overall truck market and a 9.0% share of the heavy-duty truck

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market.  It also distributes its products in Eastern Europe and in the Middle
East. DAF was described in a recent industry survey as having one of the highest levels of productivity among European truck manufacturers.

                       Strengths of the Combined Companies

DESIGN, ENGINEERING AND PRODUCTION. PACCAR is the recognized industry leader in new product development as evidenced by the revolutionary design of its aerodynamic and fuel-efficient Kenworth T600A introduced in 1985. The Kenworth engineers who designed the T600A were recently awarded the National Award for the Advancement of Motor Vehicle Research and Development by the U.S. Department of Transportation. Kenworth has just introduced the T2000, their most aerodynamic truck ever, which has improved fuel economy, driver comfort, and sets new Kenworth standards for low tare weight and operational performance in heavy-duty trucks. Peterbilt has also introduced numerous aerodynamic and driver comfort enhancements to its trucks -- most recently the successful Unibilt Ultra Cab. PACCAR is a leader in the use of composite materials and environmentally friendly suspensions using advanced engineering techniques, 3-D solid modeling, and virtual reality platforms on supercomputers.

DAF's product range of the 45, 55, 65, 75, 85 and 95 series trucks have continually redefined driver comfort and product excellence and have been well accepted in the market.

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This acquisition will allow the technical, production and design engineers from both companies to compare and combine the best ideas of each company; this will result in production efficiencies, cost and weight savings, and use of DAF's engines and axles in a broader array of products worldwide. The combined technical and financial resources of the two companies will allow them to continue to develop new and innovative solutions to meet customers' transportation needs.

PARTS DISTRIBUTION. The availability of parts and service is an important consideration of all truck customers. Many PACCAR dealers offer 24 hour-a-day, 7 day-a-week service in markets throughout the U.S. and Canada. Parts are shipped to PACCAR dealers from seven state-of-the-art warehouses. Emergency parts orders can be delivered the same day or no later than the morning of the following day. DAF is the leader in aftermarket support of customers with its DAFAid (I.T.S. International Truck Service) customer support program. Both companies are committed to being leaders in customer support.

COMPUTERIZED DEALER SYSTEMS. PACCAR has implemented computerized truck specification and order entry systems allowing a dealer to discuss specifications with a customer and then order a truck on-line over a satellite communications network. PACCAR has also established maintenance and service manuals on CD-ROM with built-in expert assistance to guide dealer service personnel in providing prompt and economical service to truck owners and

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drivers.  DAF has installed a parts ordering system throughout its Dealer network with the capacity to instantly convert to eight different languages; it is implementing improved dealer specification and order entry systems. The combined companies will focus on developing advanced truck specification, order entry, parts ordering and service support systems for their dealers.

TRUCK FINANCING. PACCAR has extensive truck financing operations in the U.S., Canada, Mexico, Australia and the U.K. Total assets of its finance subsidiaries are $2.7 billion. There are over 45,000 units financed in the U.S. by PACCAR Financial Corp. PACCAR Leasing Corporation has another 9,000 units on full-service leases with customers in the U.S. PACCAR's expertise and highly-developed finance systems can be used to expand the financing services that DAF provides to its customers.

In addition to its truck and truck financing operations, PACCAR manufactures and markets industrial winches and oil field extraction pumps; it also sells general automotive parts and accessories through 130 retail outlets in the western United States. More information about PACCAR is available at its Internet web site (http://www.paccar.com).

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